As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	26-2828185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Beck

Chief Financial Officer and Treasurer

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Roy W. Tucker

John R. Thomas

Joseph F. Bailey

Perkins Coie LLP

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209-4128

(503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share or Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock (par value $0.001 per share)	2,087,762(4)	$37.19	$77,643,868.78	$7,197.59

(1)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may, from time to time, become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Market on January 13, 2022, which date is within five business days of the filing of this registration statement.

(3)	Calculated in accordance with Rule 457(c) under the Securities Act.
(4)

Consists of (i) 771,810 shares of common stock issued at the closing of the private placement described herein, (ii) 231,438 shares of common stock issuable upon exercise of the warrants issued at the closing of the private placement described herein, (iii) 31,491 shares of common stock that were held back to secure any post-closing adjustments to the closing consideration and the indemnification obligations under the share purchase agreement, which shares may be issued under the terms, and subject to the contingencies, set forth in the share purchase agreement described herein, and (iv) 1,053,023 shares of common stock that may be issued as additional consideration under the terms, and subject to the contingencies, of the share purchase agreement described herein.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2022

PROSPECTUS

DIGIMARC CORPORATION

2,087,762 Shares of Common Stock

The Selling Securityholders named in this prospectus may use this prospectus to offer and resell from time to time up to 2,087,762 shares (the “Shares”) of our common stock, $0.001 par value per share (“Common Stock”).

Our Common Stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our Common Stock on the Nasdaq Global Market on January 14, 2022 was $36.80 per share.

Investing in our securities involves risks.

See “ Risk Factors ” on page 3

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or the SEC, as described later in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the information discussed under “Risk Factors” in this prospectus and our financial statements and related notes that are incorporated by reference in this prospectus. Unless the context requires otherwise, references in this prospectus to “Registrant,” “Digimarc,” “Company,” “we,” “us” and “our” refer to Digimarc Corporation and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Securityholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of Common Stock offered by this prospectus, which consist of (i) 771,810 shares of our Common Stock (the “Closing Shares”) issued in a private placement (the “Private Placement”), pursuant to the terms of a Share Purchase Agreement, dated as of November 15, 2021 (the “Share Purchase Agreement”), by and among the Company, EVRYTHNG Limited, Fortis Advisors LLC, and the sellers party thereto (the “Sellers”); (ii) up to 231,438 shares of our Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) issued to the Sellers in the Private Placement pursuant to the Share Purchase Agreement and the Warrant Agency Agreement, dated January 3, 2022, by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agreement”); (iii) up to 31,491 shares of Common Stock that we held back to secure any post-closing adjustments to the closing consideration and the indemnification obligations of the Sellers under the Share Purchase Agreement, which shares may be issued to the Sellers under the terms, and subject to the contingencies, set forth in the Share Purchase Agreement (the “Holdback Shares”); and (iv) up to 1,053,023 shares of Common Stock that may be issued to the Sellers as additional consideration under the terms, and subject to the contingencies, of the Share Purchase Agreement, as described in Item 1.01 of the Current Report on Form 8-K that the Company filed with the SEC on November 15, 2021 describing the Share Purchase Agreement (the “Second Payment Shares”, and together with the Closing Shares, the Warrant Shares, and the Holdback Shares, the “Shares”). The Closing Shares and the Warrants were issued, and the Holdback Shares and the Second Payment Shares, if any, will be issued to the Sellers in reliance upon exemptions from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulations S and D (Rule 506) thereunder. Each Seller represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act) or not a “U.S. Person” (as defined by Rules 902(k) and (l) under the Securities Act). We are registering the offer and resale of the Shares to satisfy certain registration rights provided in the Share Purchase Agreement, pursuant to which we agreed to register the resale of the Shares. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Securityholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised. We intend to use those proceeds, if any, for general corporate purposes. The Selling Securityholders will bear all costs and fees related to underwriting discounts, selling commissions, transfer taxes and fees, if any. We will bear the expenses incurred in connection with the registration of the shares of Common Stock covered by this prospectus.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty was made solely for the benefit of the parties to such agreement, may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

We may file a prospectus supplement to add to, update or change the information contained in this prospectus and, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find Additional Information.”

THE COMPANY

Digimarc Corporation (“Digimarc,” “we”, “our,” and “us”) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform takes industry beyond the barcode, providing innovative and comprehensive automatic identification software and services to simplify search and transform information discovery. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others.

The Digimarc Platform features three core capabilities for the identification, discovery and quality management of media. Digimarc Barcode integrates the identification function, which is a novel data carrier encoded into media in ways that are generally imperceptible to people, permitting the carrier to be repeated many times over the surface of the enhanced media. Digimarc Discover represents the discovery function, which is software for computing devices and network interfaces that recognize and decode indicia of the identity of media. These include, but are not limited to, Digimarc Barcodes, Quick Response Codes, Universal Product Codes, certain other Global Standards One (“GS1”) approved one-dimensional codes and relevant contextual data. Digimarc Verify incorporates the quality management function, a suite of software tools used to inspect and verify that the identification and discovery of media are both accurate and effective. Together, these core capabilities enable organizations, application developers, and other solution providers to build new and improve existing automatic identification solutions.

The Digimarc Platform enables customers to create digital identities for media objects and provides many benefits for connected media, including:

•

Security: An imperceptible and indestructible data carrier encoded in the object provides a unique identification, whether in a digital image, video or audio file, or in graphics printed, embossed or etched on paper, cardboard, plastic, metal, or other material. Among other things, this identification supports strong authentication.

•

Brand Protection: A unique identifier (“ID”) enables fraud deterrence across many use cases, from preventing “barcode swapping” and counterfeiting of currency, media, and goods to detection of use or distribution of physical products and digital images and e-publications.

•

Traceability: The ID can carry serial numbers for easier tracking of individual items or entire lots. This has many uses, from ensuring product legitimacy to preventing product pirating to quickly identifying products for recall based on source provenance and sales destination.

•

Sustainability: The ID can contain information specific to packaging content as an aid to broader and more efficient recycling. For example, a microscopic pattern embossed in plastic packaging can identify the materials used and their composition to aid sorting and recapture. Similarly, enhanced labels for fresh foods can be used to dynamically adjust pricing and thus reduce food waste proactively.

•

Engagement: Consumers can directly interact with enhanced objects by merely scanning the item with their enabled smartphones. Brands can share additional product information online including recipes, instructions for use and recycling, information about ingredients and sources, how-to videos, coupons, and more.

•

Efficiency: Connected items, reliably scanned by machines and mobile devices, can enhance supply chain efficiencies, from parts matching in manufacturing to faster and more accurate inventory scanning and faster and easier front-of-store checkout experiences.

Our inventions provide a powerful document security element, giving rise to a long-term relationship with a consortium of central banks and many leading companies in the information technology industry. We and our business partners have successfully propagated the use of our technology in music, movies, television broadcasts, digital images, e-publications and printed materials. Digimarc Barcode is used in these applications to improve media rights and asset management, reduce piracy and counterfeiting losses, improve marketing programs, permit more efficient and effective distribution of valuable media content, and enhance consumer entertainment and commercial experiences.

Digimarc Barcode can be used to enhance all forms of media and is generally imperceptible to human senses, but quickly detected by computers, networks, or other digital devices like smartphones and tablets. Unlike traditional barcodes and tags, our solution does not require content owners to give up valuable visual space on their media content, nor does it affect their media content’s overall layout or aesthetics. Digimarc Barcode is generally imperceptible in regular use and does all that visible barcodes do, but performs better. Our Digimarc Discover software delivers a range of rich media experiences to its readers on their smartphones or tablets across multiple media formats, including print, audio and video. Unique to Digimarc Discover is its seamless multi-modal use of various content identification technologies as needed, including Digimarc Barcode, when present.

Digimarc Corporation was incorporated in Delaware in 2008 and became an Oregon corporation in 2010. Our principal offices are located at 9405 SW Gemini Drive, Beaverton, Oregon 97008; our telephone number is (503) 469-4800. Our website address is www.digimarc.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

THE OFFERING

Common Stock offered by the Selling Securityholders	Up to 2,087,762 shares of Common Stock, which consist of (i) 771,810 Closing Shares, (ii) 231,438 Warrant Shares, (iii) 31,491 Holdback Shares, and (iv) 1,053,023 Second Payment Shares.

Selling Securityholders	All of the shares of Common Stock are being offered by the Selling Securityholders named herein. See “Selling Securityholders” on page 5 of this prospectus for more information on the Selling Securityholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of our Common Stock in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Plan of Distribution	The Selling Securityholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Securityholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 8 of this prospectus for additional information on the methods of sale that may be used by the Selling Securityholders.

Risk Factors	Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

Nasdaq Global Market symbol	DMRC

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (our “2020 Annual Report”), and our quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act. Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•

our beliefs regarding the possible effects of the COVID-19 pandemic on general economic conditions, public health, and consumer demand, and the Company’s results of operations, liquidity, capital resources, and general performance in the future;

•	the possible impact of COVID-19 on our ability to obtain financing through our equity distribution agreement and the availability of any alternative sources of financing;

•	the possible impact of any audit or review related to the loan we received pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act;

•	the potential impact of COVID-19 on projects with our retail customers and partners;

•	the concentration of most of our revenue among a few customers and the trends and sources of future revenue;

•	anticipated successful advocacy of our technology by our partners;

•	our belief regarding the global deployment of our products;

•

our future level of investment in our business, including investment in research, development and engineering of products and technology, development of our intellectual property, sales growth initiatives and development of new market opportunities;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities in the foreseeable future;

•	our assumptions and expectations related to stock awards;

•	our belief that we have one of the world’s most extensive patent portfolios in digital watermarking and related fields;

•	anticipated effect of our adoption of accounting pronouncements;

•	our beliefs regarding our critical accounting policies;

•	our expectations regarding the impact of accounting pronouncements issued but not yet adopted;

•	anticipated revenue to be generated from current contracts, renewals, and as a result of new programs;

•	our estimates, judgments and assumptions related to impairment testing;

•	variability of contracted arrangements in response to changes in circumstances underlying the original contractual arrangements;

•	business opportunities that could require that we seek additional financing and our ability to do so;

•	the size and growth of our markets and our assumptions and beliefs related to those markets;

•	the existence of international growth opportunities and our future investment in such opportunities;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations or financing;

•	the effect of computerized trading on our stock price;

•

capital market conditions, our expectations regarding credit risk exposure, interest rate volatility and other limitations on the availability of capital, which could have an impact on our cost of capital and our ability to access the capital markets;

•

our use of cash, cash equivalents and marketable securities in upcoming quarters and the possibility that our deposits of cash and cash equivalents with major banks and financial institutions may exceed insured limits;

•	the strength of our competitive position and our ability to innovate and enhance our competitive differentiation;

•	our beliefs related to our existing facilities;

•	protection, development and monetization of our intellectual property portfolio;

•	our beliefs related to our relationship with our employees and the effect of increasing diversity within our workforce;

•	our beliefs regarding cybersecurity incidents;

•	our beliefs related to certain provisions in our bylaws and articles of incorporation;

•	our beliefs related to legal proceedings and claims arising in the ordinary course of business;

•	our ability to successfully integrate and realize the benefits of our acquisition of EVRYTHNG Limited; and

•	other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in Part I, Item 1A, “Risk Factors,” of our 2020 Annual Report.

We believe that the risk factors specified above and the risk factors identified in Part I, Item 1A of our 2020 Annual Report could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements made by us or by persons acting on our behalf apply only as of the date of this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of the filing of this prospectus.

USE OF PROCEEDS

The Company will receive no proceeds from the resale by the Selling Securityholders of the shares of our Common Stock offered by this prospectus. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised. We intend to use those proceeds, if any, for general corporate purposes. Unless otherwise set forth in a prospectus supplement, all of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders. The Selling Securityholders will receive all proceeds from such sales.

SELLING SECURITYHOLDERS

Up to 2,087,762 shares of our Common Stock are being offered by the Selling Securityholders.

Private Placement

On January 3, 2022 we completed the acquisition of 100% of the share capital of EVRYTHNG Limited and issued 771,810 Closing Shares and Warrants to purchase an aggregate of 231,438 Warrant Shares to the Selling Securityholders. Under the terms of the Share Purchase Agreement, an additional 31,491 Holdback Shares and 1,053,023 Second Payment Shares may be issued to the Selling Securityholders under the terms, and subject to the contingencies, set forth in the Share Purchase Agreement.

The Warrants have an exercise price of $36.56 per share. The Warrants are immediately exercisable and may be exercised at any time prior to the Expiration Date set forth in the Warrant Agreement.

Under the terms of the Share Purchase Agreement, we have agreed to file a registration statement and cause it to become effective under the Securities Act no later than the earlier of (i) 75 calendar days and (ii) the fifth business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. In addition, we agreed that, upon the registration statement being declared effective, we will maintain the effectiveness of the registration statement until the Selling Securityholders have sold all of the Closing Shares, the Holdback Shares (if any), the Second Payment Shares (if any) and the Warrant Shares (if any), subject to specified exceptions.

We are registering the Shares in order to permit the Selling Securityholders to offer the Shares for resale from time to time pursuant to this prospectus. Only the Closing Shares have been issued as of the date of this prospectus. The Warrant Shares will be issued only upon exercise of the Warrants. The Holdback Shares and the Second Payment Shares, if any, will be issued in accordance with the terms, and subject to the contingencies, set forth in the Share Purchase Agreement.

The Selling Securityholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Information About Selling Securityholders

The shares of Common Stock being offered by the Selling Securityholders are the Closing Shares previously issued to the Selling Securityholders, the Warrant Shares issuable to the Selling Securityholders upon the exercise of the Warrants, and the Holdback Shares and Second Payment Shares, if any, that may be issuable to the Selling Securityholders under the terms, and subject to the contingencies, set forth in the Share Purchase Agreement. For additional information regarding the issuances of those shares of Common Stock, see “—Private Placement” above.

The table below lists the Selling Securityholders and includes other information regarding the ownership of the shares of Common Stock by the Selling Securityholders. The table below assumes that (i) the Warrants were exercised in full as of the trading day immediately preceding the date that the registration statement, of which this prospectus is a part, was initially filed with the SEC and (ii) the maximum number of Holdback Shares and Second Payment Shares issuable under the Share Purchase Agreement were issued as of the trading day immediately preceding the date that the registration statement, of which this prospectus is a part, was initially filed with the SEC. The number of Warrant Shares issuable upon exercise of the Warrants is subject to certain adjustments as provided in the Warrant Agreement, including adjustments for the subdivision or combination of our Common Stock.

The first column of the table below lists the Selling Securityholders. The second column lists the number of shares of Common Stock owned by each Selling Securityholder prior to the issuance of the Shares. The third column lists the percentage of shares of Common Stock owned by each Selling Securityholder prior to this offering. The fourth column lists the maximum number of shares of Common Stock being offered by this prospectus by each Selling Securityholder, representing the sum of the Closing Shares, the Warrant Shares, the Holdback Shares, and the Second Payment Shares. The fifth column lists the number of shares of Common Stock owned by each Selling Securityholder after the sale of the Shares in this offering, assuming all of the Shares offered hereby are sold. The sixth column lists the percentages of shares of Common Stock owned by each Selling Securityholder after this offering assuming all of the shares offered hereby are sold. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise disclosed in the footnotes below. Except as disclosed in the footnotes below, none of the Selling Securityholders, nor any persons having control over the Selling Securityholders, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

The amounts and information set forth below are based upon information provided to us by the Selling Securityholders as of January 18, 2022, except as otherwise noted below. We have calculated percentage ownership based on 19,027,598 shares of common stock outstanding, consisting of 17,711,646 shares of Common Stock outstanding upon the closing of the Private Placement and the 231,438 Warrant Shares, 31,491 Holdback Shares, and 1,053,023 Second Payment Shares issuable under the Share Purchase Agreement.

Selling Securityholder	Shares Beneficially Owned Prior to This Offering		Percentage of Common Stock Owned Before Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Entities Affiliated with Sway Ventures (1)	303,071	(17)	1.59%	303,071	—	—%
UK FF Nominees Limited (2)	209,609	(18)	1.10%	209,609	—	—%
Entities Affiliated with BHLP (3)	192,805	(19)	1.01%	192,805	—	—%
Copenhagen VC Fund I K/S (4)	184,693	(20)	*	184,693	—	—%
Entities Affiliated with PGF Family Corp. (5)	149,555	(21)	*	149,555	—	—%
BaccaEvrythng LLC (6)	137,013	(22)	*	137,013	—	—%
Simon Eyers	119,666	(23)	*	119,666	—	—%
Niall Murphy (7)	73,585	(24)	*	73,585	—	—%
Cisco Systems International B.V. (8)	63,061	(25)	*	63,061	—	—%
David Heller	59,171	(26)	*	59,171	—	—%
Arthur Wrubel	53,948	(27)	*	53,948	—	—%
Dawn Capital II Continuation LP (9)	52,546	(28)	*	52,546	—	—%
Deborah Stevens	46,189	(29)	*	46,189	—	—%
Bloc Ventures Limited	38,394	(30)	*	38,394	—	—%
Dominique Guinard (10)	36,455	(31)	*	36,455	—	—%
The Brandtech Group Limited (11)	33,927	(32)	*	33,927	—	—%
Fremont KFI, LLC (12)	33,485	(33)	*	33,485	—	—%
Musbury Finance Limited (13)	33,042	(34)	*	33,042	—	—%
Advance/Newhouse Investment Partnership (14)	29,250	(35)	*	29,250	—	—%
Entities Affiliated with Atomico Ventures (15)	27,997	(36)	*	27,997	—	—%
Read Capital LLC (16)	26,735	(37)	*	26,735	—	—%
All other Selling Securityholders	183,513	(38)	*	183,513	—	—%

*	Denotes less than 1%.

(1)

Consists of (i) 137,054 Shares held by Accelerate-IT Ventures Fund I, LP, (ii) 100,878 Shares held by AITV IoT I, LP, (iii) 33,552 Shares held by Sway Ventures IoT Platform II, LP, and (iv) 31,587 Shares held by Sway Ventures Opportunity Fund VI LP (together, the “Sway Ventures Entities”). Accelerate-IT Ventures Fund I, LP, controls each of the other Sway Ventures entities. The members of an investment committee share the right to vote and dispose of the securities held by the Sway Ventures Entities.

(2)	The Rt Hon Kwasi Kwarteng MP, Secretary of State for Business, Energy and Industrial Strategy, has sole investment and voting power over the shares held by UK FF Nominees Limited.

(3)

Consists of (i) 148,868 Shares held by BHLP II, LLC and (ii) 43,937 Shares held by BHLP, LLC (together, the “BHLP Entities”). David B. Heller is the Managing Member of each of the BHLP Entities and in such capacity has the right to vote and dispose of the securities held by such entities.

(4)	Michael Skovbo Bühlmann, Niels Ankerstjerne Sloth, and Roberto Aitkenhead share the right to vote and dispose of the securities held by Copenhagen VC Fund I K/S.

(5)

Consists of (i) 84,065 Shares held by PGF Family Corp. and (ii) 65,490 Shares held by Generation Ventures L.P. (together, the “PGF Entities”). Patricia Gaye Farncombe has the right to vote and dispose of the securities held by PFG Family Corp., which is the primary limited partner of Generation Ventures L.P.

(6)	Brett Matthew Berry, via Gibson Trust, has the right to vote and dispose of the securities held by BaccaEvrythng LLC.

(7)	Niall Murphy is the Executive Vice President and Chief Business Development Officer of Digimarc and General Manager of its subsidiary, EVRYTHNG Ltd.

(8)	Cisco Systems, Inc., as the ultimate parent of Cisco Systems Investments B.V., shares the right to vote and dispose of the securities held by Cisco Investments B.V.

(9)

Dawn Capital II Continuation LP is controlled by its general partner, Dawn Capital II General Partner LP, which is controlled by its general partner, Dawn Capital LLP. Norman Fiore, Haakon Overli, and Josh Bell share control of Dawn Capital LLP, and in such capacity have the right to vote and dispose of the securities held by Dawn Capital II Continuation LP.

(10)	Dominique Guinard is an employee of Digimarc.

(11)	The Brandtech Group Limited is controlled by The Brandtech Group LLC, which has the right to vote and dispose of the securities held by The Brandtech Group Limited.

(12)	Jonathan Keller is the Manager of Fremont KFI, LLC, and in such capacity has the right to vote and dispose of the securities held by such entity.

(13)	Manuel Echeverría holds power of attorney with respect to Musbury Finance Limited, and in such capacity has the right to vote or dispose of the securities held by such entity.

(14)

Advance Publications, Inc. is a partner in Advance/Newhouse Investment Partnership and is also its managing partner. In such capacity, Advance Publications, Inc. has the right to vote and dispose of the securities held by Advance/Newhouse Investment Partnership.

(15)

Consists of (i) 27,850 Shares held by Atomico Ventures II, LP and (ii) 147 Shares held by Atomico Ventures Affiliates II, L.P. (together, the “Atomico Entities”). Nicole Ramroop is the director of the general partner of each of the Atomico Entities, and in such capacity has the right to vote and dispose of the securities held by the Atomico Entities.

(16)	Franklin Hobbs is the Managing Member of Read Capital LLC and in such capacity has the right to vote and dispose of the securities held by such entity.

(17)

Includes (i) 45,448 Closing Shares, (ii) 20,968 Warrant Shares, (iii) 2,378 Holdback Shares, and (iv) 68,260 Second Payment Shares held by Accelerate-IT Ventures Fund I, LP; (i) 33,452 Closing Shares, (ii) 15,434 Warrant Shares, (iii) 1,749 Holdback Shares, and (iv) 50,243 Second Payment Shares held by AITV IoT I, LP; (i) 11,126 Closing Shares, (ii) 5,133 Warrant Shares, (iii) 582 Holdback Shares, and (iv) 16,711 Second Payment Shares held by Sway Ventures IoT Platform II, LP; and (i) 13,973 Closing Shares, (ii) 972 Warrant Shares, (iii) 344 Holdback Shares, and (iv) 16,298 Second Payment Shares held by Sway Ventures Opportunity Fund VI LP.

(18)	Includes (i) 92,723 Closing Shares, (ii) 6,455 Warrant Shares, (iii) 2,282 Holdback Shares, and (iv) 108,149 Second Payment Shares held by UK FF Nominees Limited.

(19)

Includes (i) 49,366 Closing Shares, (ii) 22,776 Warrant Shares, (iii) 2,582 Holdback Shares, and (iv) 74,144 Second Payment Shares held by BHLP II, LLC, and (i) 14,570 Closing Shares, (ii) 6,722 Warrant Shares, (iii) 761 Holdback Shares, and (iv) 21,884 Second Payment Shares held by BHLP, LLC.

(20)	Includes (i) 76,839 Closing Shares, (ii) 11,053 Warrant Shares, (iii) 2,294 Holdback Shares, and (iv) 94,507 Second Payment Shares held by Copenhagen VC Fund I K/S.

(21)

Includes (i) 27,877 Closing Shares, (ii) 12,861 Warrant Shares, (iii) 1,458 Holdback Shares, and (iv) 41,869 Second Payment Shares held by PGF Family Corp., and (i) 26,377 Closing Shares, (ii) 4,878 Warrant Shares, (iii) 864 Holdback Shares, and (iv) 33,371 Second Payment Shares held by Generation Ventures L.P.

(22)	Includes (i) 46,544 Closing Shares, (ii) 19,739 Warrant Shares, (iii) 2,311 Holdback Shares, and (iv) 68,419 Second Payment Shares held by BaccaEvrythng LLC.

(23)	Includes (i) 46,477 Closing Shares, (ii) 10,811 Warrant Shares, (iii) 1,679 Holdback Shares, and (iv) 60,699 Second Payment Shares held by Simon Eyers.

(24)	Includes (i) 24,402 Closing Shares, (ii) 11,258 Warrant Shares, (iii) 1,275 Holdback Shares, and (iv) 36,650 Second Payment Shares held by Niall Murphy.

(25)	Includes (i) 20912 Closing Shares, (ii) 9,648 Warrant Shares, (iii) 1,093 Holdback Shares, and (iv) 31,408 Second Payment Shares held by Cisco Systems International B.V.

(26)	Includes (i) 24,237 Closing Shares, (ii) 3,961 Warrant Shares, (iii) 756 Holdback Shares, and (iv) 30,217 Second Payment Shares held by David Heller.

(27)	Includes (i) 22,613 Closing Shares, (ii) 3,043 Warrant Shares, (iii) 659 Holdback Shares, and (iv) 27,633 Second Payment Shares held by Arthur Wrubel.

(28)	Includes (i) 17,425 Closing Shares, (ii) 8,039 Warrant Shares, (iii) 911 Holdback Shares, and (iv) 26,171 Second Payment Shares held by Dawn Capital II Continuation LP.

(29)	Includes (i) 18,922 Closing Shares, (ii) 3,089 Warrant Shares, (iii) 590 Holdback Shares, and (iv) 23,588 Second Payment Shares held by Deborah Stevens.

(30)	Includes (i) 13,952 Closing Shares, (ii) 4,528 Warrant Shares, (iii) 594 Holdback Shares, and (iv) 19,320 Second Payment Shares held by Bloc Ventures Limited.

(31)	Includes (i) 12,089 Closing Shares, (ii) 5,577 Warrant Shares, (iii) 632 Holdback Shares, and (iv) 18,157 Second Payment Shares held by Dominique Guinard.

(32)	Includes (i) 12,415 Closing Shares, (ii) 3,906 Warrant Shares, (iii) 520 Holdback Shares, and (iv) 17,086 Second Payment Shares held by The Brandtech Group Limited.

(33)	Includes (i) 14,813 Closing Shares, (ii) 1,031 Warrant Shares, (iii) 364 Holdback Shares, and (iv) 17,277 Second Payment Shares held by Fremont KFI, LLC.

(34)	Includes (i) 14,617 Closing Shares, (ii) 1,017 Warrant Shares, (iii) 359 Holdback Shares, and (iv) 17,049 Second Payment Shares held by Musbury Finance Limited.

(35)	Includes (i) 9,700 Closing Shares, (ii) 4,475 Warrant Shares, (iii) 506 Holdback Shares, and (iv) 14,569 Second Payment Shares held by Advance/Newhouse Investment Partnership.

(36)

Includes (i) 9,235 Closing Shares, (ii) 4,261 Warrant Shares, (iii) 483 Holdback Shares, and (iv) 13,871 Second Payment Shares held by Atomico Ventures II, LP., and (i) 49 Closing Shares, (ii) 22 Warrant Shares, (iii) 2 Holdback Shares, and (iv) 74 Second Payment Shares held by Atomico Ventures Affiliates II, L.P.

(37)	Includes (i) 8,866 Closing Shares, (ii) 4,090 Warrant Shares, (iii) 463 Holdback Shares, and (iv) 13,316 Second Payment Shares held by Read Capital LLC.

(38)

Includes (i) 62,791 Closing Shares, (ii) 25,691 Warrant Shares, (iii) 3,000 Holdback Shares, and (iv) 92,031 Second Payment Shares held by Selling Securityholders not listed above, which Selling Securityholders, as a group, own less than 1% of our outstanding shares of common stock prior to this offering. Of this group, 29 Selling Securityholders became employees of the Company upon the closing of the acquisition of EVRYTHNG Limited.

PLAN OF DISTRIBUTION

The Selling Securityholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with any Selling Securityholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. Notwithstanding the foregoing, and except as set forth in a supplement to this prospectus, in the case of an agency transaction such commissions or discounts may not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction, a markup, or markdown, such commissions or discounts must be in compliance with FINRA Rule-2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume, in each case subject to the foregoing restrictions. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay various fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed that we will maintain the effectiveness of the registration statement of which this prospectus is a part until the Selling Securityholders have sold all of the Shares, subject to specified exceptions. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholders or any other person. We will make a copy of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/about/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on April 29, 2021;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 15, 2021;

•	Current Reports on Form 8-K filed with the SEC on May 5, 2021, July 2, 2021, October 5, 2021, November 15, 2021, December 8, 2021, December 29, 2021, and January 3, 2022;

•	The portions of our Definitive Proxy Statement on Schedule 14A, filed on March 24, 2021, as supplemented on April 13, 2021, that are deemed “filed” with the SEC under the Exchange Act;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•

The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July  22, 2008; Amendment No. 2 thereto, filed with the SEC on August  13, 2008; Amendment No. 3 thereto, filed with the SEC on September  9, 2008; Amendment No. 4 thereto, filed with the SEC on October  2, 2008; Amendment No. 5 thereto, filed with the SEC on October  7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 9405 SW Gemini Drive, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus.

SEC registration fee	$7,197.59
Trustees’ and transfer agents’ fees	$0.00	*
Printing	$5,000.00	*
Legal fees and expenses	$50,000.00	*
Accounting fees and expenses	$10,000.00	*
Miscellaneous	$802.41	*

Total	$73,000

*	Estimated.

Item 15. Indemnification of Directors and Officers

As an Oregon corporation, Digimarc is subject to the Oregon Business Corporation Act (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. As authorized by Section 60.047(2) of the OBCA, Article IX of our articles of incorporation eliminates the liability of our directors to us or our shareholders for various acts or omissions. Our articles of incorporation do not eliminate the liability of our directors to the extent that the OBCA does not permit corporations to limit directors’ liability.

Section 60.387 et seq. of the OBCA authorizes corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that the actions taken were in the best interests of the corporation, or at least not opposed to the corporation’s best interests, and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify a director or officer against liability in connection with a claim by or in the right of the corporation. Corporations may indemnify a director or officer against the reasonable expenses associated with these types of claims, unless (i) the director or officer has been adjudged liable to the corporation or (ii) the proceeding charged the director or officer with (and adjudged the director or officer liable for) improperly receiving a personal benefit. Corporations also may not indemnify directors or officers against breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any unlawful distribution under Section 60.367 of the OBCA, or any transaction from which the director or officer derived an improper personal benefit. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not the claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification, or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise. Article VIII of our articles of incorporation requires us to indemnify our directors, officers, agents and other representatives from losses suffered while acting on our behalf. Article VIII specifies that these representatives are to be indemnified to the fullest extent permitted by law, and that their right to indemnification shall not be affected by subsequent amendments to our articles of incorporation or the end of the representative’s service to Digimarc.

Additionally, we have entered into indemnity agreements with some of our officers and directors. The indemnity agreements require us to, among other things, indemnify the officer or director against all expenses (including attorneys’ fees, judgments, fines and penalties, among others) incurred by the officer or director as a result of being named or threatened to be named as a party to any proceeding as a result of the officer or director’s service in that capacity. The indemnity agreements also require us to indemnify the officer or director to the fullest extent permitted by law. However, the indemnification agreements prohibit us from indemnifying any director or officer who is determined to be liable under Section 16(b) of the Exchange Act (or similar provisions) for an accounting of the profits made on the purchase or sale of shares of the Company.

Item 16. Exhibits

Exhibit Number	Description

4.1	Specimen common stock certificate of Digimarc Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on July 25, 2014 (File No. 001-34108))

4.2	Form of Warrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 3, 2022 (File No. 22503517))

4.3	Warrant Agency Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 3, 2022 (File No. 22503517))

5.1*	Legal Opinion of Perkins Coie LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Perkins Coie LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included as part of the signature page hereto)

*	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 18th day of January, 2022.

DIGIMARC CORPORATION

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Digimarc Corporation, hereby severally and individually constitute and appoint Riley McCormack and Charles Beck, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

REGISTRANT’S OFFICERS AND DIRECTORS

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/S/ RILEY MCCORMACK	President, Chief Executive Officer and Director (Principal Executive Officer)	January 18, 2022
Riley McCormack

/S/ CHARLES BECK	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 18, 2022
Charles Beck

/S/ ALICIA SYRETT	Chair of the Board of Directors	January 18, 2022
Alicia Syrett

/S/ SANDEEP DADLANI	Director	January 18, 2022
Sandeep Dadlani

/S/ JAMES T. RICHARDSON	Director	January 18, 2022
James T. Richardson

/S/ RAVI KUMAR SINGISETTI	Director	January 18, 2022
Ravi Kumar Singisetti

/S/ ANDREW J. WALTER	Director	January 18, 2022
Andrew J. Walter